Exhibit 32

    CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of NACCO Industries, Inc. (the "Company") on Form 10-Q for the quarterly period ended June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that, to such officer's knowledge:

          (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.



    Date:  August 13, 2003                     /s/ Alfred M. Rankin, Jr.
           ------------------                  -------------------------
                                                 Alfred M. Rankin, Jr.
                                                Chairman, President and
                                                 Chief Executive Officer
                                              (Principal Executive Officer)

    Date:  August 13, 2003                     /s/ Kenneth C. Schilling
           ------------------                 ---------------------------
                                                  Kenneth C. Schilling
                                               Vice President and Controller
                                              (Principal Financial Officer)